[AMERENUE LOGO]


NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT OF
UNION ELECTRIC COMPANY



      Time:     9:00 A.M.
                Tuesday
                April 25, 2000


      Place:    Powell Symphony Hall
                718 North Grand Boulevard
                St. Louis, Missouri




IMPORTANT

     Admission to the meeting will be by ticket only. If you plan to attend, please check the appropriate box on the proxy. Persons without tickets will be admitted to the meeting upon verification of their stockholdings in the Company.





     Please vote, date, sign, and return the enclosed proxy in the accompanying reply envelope even if you own only a few shares. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

UNION ELECTRIC COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

     UNION ELECTRIC COMPANY


     We will hold the Annual Meeting of Stockholders of Union Electric Company at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 25, 2000, at 9:00 A.M., for the purposes of

     (1)electing directors of the Company for terms ending in April 2001; and

     (2)acting on other proper business presented to the meeting.

     If you owned shares of the Company's capital stock at the close of business on March 6, 2000, you are entitled to vote at the meeting and at any adjournment thereof.

     To assure that your shares are represented at this meeting, please vote, date, sign, and return the enclosed proxy in the enclosed envelope. The prompt return of your proxy will reduce expenses.

By order of the President and the Board of Directors.



                                    STEVEN R. SULLIVAN
                                    Secretary



St. Louis, Missouri
March 30, 2000

PROXY STATEMENT OF UNION ELECTRIC COMPANY (First sent or given to stockholders March 30, 2000)

Principal Executive Offices:
One Ameren Plaza
1901 Chouteau Avenue, St. Louis, MO 63103

     The enclosed proxy is solicited by the Board of Directors of Union Electric Company, d/b/a AmerenUE (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 25, 2000, and at any adjournment thereof.

     As a result of a merger effective December 31, 1997 (the "Merger"), the Company, Central Illinois Public Service Company, d/b/a AmerenCIPS ("CIPS"), and Ameren Services Company are the principal subsidiaries of Ameren Corporation ("Ameren").

     As information, the Company's annual meeting will be held in conjunction with the Ameren and CIPS annual meetings.


                                     VOTING

     Only stockholders of record at the close of business on the Record Date, March 6, 2000, are entitled to vote at the meeting. The voting securities of the Company on such date consisted of 102,123,834 shares of Common Stock, all of which were owned by Ameren, and 2,795,095 shares of Preferred Stock of various series. In order to conduct the meeting, a majority of the outstanding shares entitled to vote must be represented. Each share is entitled to one vote on matters to come before the meeting, except that in the election of directors the stockholders have cumulative voting rights, which are not subject to any condition. Under cumulative voting each stockholder has the right to cast votes in the election of directors equal to the number of shares held by such stockholder, multiplied by the number of directors to be elected; that is, five votes for each share. All such votes may be cast for one nominee or may be distributed among two or more nominees, but not among more than five nominees.

     A proxy can be revoked by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.

     Returned proxies which are properly marked and signed will be voted as directed. If you sign the proxy but do not make specific choices, your shares will be voted as recommended by the Board - FOR the Board's nominees for Director. On any other matters, the named proxies will use their discretion.

     In determining whether a quorum is present at the meeting, shares registered in the name of a broker or other nominee, which are voted on any matter, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included.

     The Board of Directors has adopted a confidential voting policy for proxies.


                             ITEMS TO BE CONSIDERED

Item (1):  Election of Directors

     Five directors are to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees designated by the Board of Directors, all of whom are executive officers of the Company or its affiliates, are listed below with information about their principal occupations and backgrounds.

PAUL A. AGATHEN

Senior Vice President of Ameren Services Company. Mr. Agathen was employed by the Company in 1975 as an attorney. He was named General Attorney of the Company in 1982, Vice President, Environmental and Safety in 1994 and Senior Vice President in 1996. He was elected to this present position at Ameren Services Company upon the Merger. Director of the Company since 1998. Other directorships: CIPS (since 1997). Age: 52.

WARNER L. BAXTER

Vice President and Controller of the Company, Ameren, Ameren Services Company and CIPS. From 1983 to 1995, Mr. Baxter was employed by Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Baxter joined the Company in 1995 as Assistant Controller. He was promoted to Controller of the Company in 1996 and was elected Vice President and Controller of the Company, Ameren and Ameren Services Company in 1998. He was elected Vice President and Controller of CIPS in 1999. Other directorships: CIPS (since 1999). Age: 38.

DONALD E. BRANDT

Senior Vice President - Finance and Corporate Services of the Company and Ameren Services Company and Senior Vice President - Finance of Ameren. Mr. Brandt worked for Price Waterhouse (now PricewaterhouseCoopers LLP) from 1975 until his appointment as Controller of the Company in 1983. He was elected Vice President of the Company in 1985 and Senior Vice President in 1988. He was elected to present positions at Ameren and Ameren Services Company upon the Merger. Director of the Company since 1998. Other directorships: CIPS (since 1997); Huntco, Inc.; Mercantile Mutual Funds, Inc. Age: 45.

CHARLES W. MUELLER

President and Chief Executive Officer of the Company, Ameren and Ameren Services Company and Chairman of Ameren. Mr. Mueller began his career with the Company in 1961 as an engineer. He was named Treasurer in 1978, Vice President-Finance in 1983, Senior Vice President-Administrative Services in 1988, President in 1993 and Chief Executive Officer in 1994. Mr. Mueller was elected Chairman of Ameren and President and Chief Executive Officer of Ameren and Ameren Services Company upon the Merger. Director of the Company since 1993. Mr. Mueller is Deputy Chairman of the Federal Reserve Bank of St. Louis. Other directorships: Ameren (since 1997); CIPS (since 1997); Angelica Corporation. Age: 61.

GARY L. RAINWATER

President and Chief Executive Officer of CIPS. Mr. Rainwater was elected Executive Vice President of CIPS in January 1997 and was named to his present position in December 1997. Before joining CIPS he worked for the Company for 17 years, beginning his career in 1979 as an engineer. He was named General Manager
- Corporate Planning in 1988 and Vice President in 1993. Director of the Company since 1998. Other directorships: CIPS (since 1997). Age: 53.

     The five nominees for director who receive the most votes will be elected.

     The Board of Directors knows of no reason why any nominee will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

     During 1999, the Board of Directors met seven times. All nominees attended all of the meetings of the Board for which they were eligible.

     Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at such meeting. In addition, the eligibility of former employees, except for one who has been elected Chief Executive Officer of Ameren, Union Electric or CIPS, is limited to the date upon which they retire, resign or otherwise sever active employment with the respective company.

     Board Committees - The Board does not have standing committees. The Board committees of the Company's parent, Ameren, perform committee functions for the Company's Board.

      Directors' Compensation - All nominees for director are executive officers of Ameren or its subsidiaries, and they do not receive compensation for their services as a director.

Item (2):  Other Matters

      The Board of Directors does not know of any matters, other than the election of directors, which may be presented to the meeting.


                               SECURITY OWNERSHIP

Securities of the Company

     All of the outstanding shares of the Company's Common Stock are owned by Ameren. Of the 2,795,095 shares of the Company's outstanding Preferred Stock, no shares were owned by directors and executive officers of the Company as of February 1, 2000.


Securities of Ameren
                                                       Shares of Common Stock
                                                              of Ameren
                                                        Beneficially Owned<F1><F2>
            Name                                        as of February 1, 2000
            ----                                        ----------------------
       Paul A. Agathen                                          15,043
       Warner L. Baxter                                          4,319
       Donald E. Brandt                                         14,580
       Charles W. Mueller                                       45,054
       Gary L. Rainwater                                         4,416
       Garry L. Randolph                                         7,346
       Steven R. Sullivan                                          426
       Thomas R. Voss                                            3,926
       All Directors and executive officers as a group         129,134

                                      -4-



<F1> Includes shares held jointly.  Also includes shares issuable within 60 days upon the exercise of stock options as follows: Mr. Agathen, 10,575; Mr. Baxter, 4,175; Mr. Brandt, 13,200; Mr. Mueller, 36,175; Mr. Randolph, 5,150; and Mr. Voss, 1,683. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such nominee or executive officer does not claim beneficial ownership.

<F2> Shares  beneficially  owned by all  directors,  nominees  for  director and executive officers in the aggregate do not exceed one percent of any class of equity securities outstanding.




                             EXECUTIVE COMPENSATION

Ameren Corporation Human Resources Committee Report on Executive Compensation

     Ameren Corporation and its subsidiaries' (collectively referred to as "Ameren") goal for executive compensation is to approximate the median of the range of compensation paid by similar companies. Accordingly, the Human Resources Committee of the Board of Directors of Ameren Corporation, which is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the executive officers of Ameren. The Committee's compensation decisions with respect to the five highest paid officers of Ameren Corporation and its principal subsidiaries are subject to approval by such company's Board of Directors. Following the annual reviews, the Committee authorizes appropriate changes as determined by the three basic components of the executive compensation program, which are:

o    Base salary,

o    A performance-based  short-term incentive plan, and

o    Long-term stock-based awards.

     First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officers of Ameren Corporation and its subsidiaries, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid by similar companies. Such considerations are subjective, and specific measures are not used in the review process.

     The  second   component  of  the  executive   compensation   program  is  a
performance-based Executive Incentive Compensation Plan established by the Ameren Corporation Board, which provides specific, direct relationships between corporate results and Plan compensation. For 1999, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources Committee. If EPS reaches at least the minimum target level, the Committee authorizes incentive payments within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the minimum target level, no payments are made. Under the Plan, it is expected that payments to the Chief Executive Officers of Ameren Corporation and its subsidiaries will range from 0-37% of base salary. For 1999, actual payments ranged from 28.5% to 35.5% of base salary.

     The third component of the 1999 executive compensation program is the Long-Term Incentive Plan of 1998, which also ties compensation to performance. The Plan was approved by Ameren Corporation shareholders at its 1998 Annual
Meeting and provides for the grant of options, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Awards under the 1998 Plan have been at levels that approximate the median of the range of awards granted by similar companies.

     In determining the reported 1999 compensation of the Chief Executive Officers, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Further, the reported compensation reflects an above-average level of achievement in attaining 1999 EPS. Authorized compensation for the Company's executive officers fell within the ranges of those paid by similar companies.

                                      /s/ John Peters MacCarthy, Chairman
                                      /s/ Thomas A. Hays
                                      /s/ Gordon R. Lohman
                                      /s/ Robert H. Quenon

Compensation Tables

     The following tables contain compensation information, for the periods indicated, for (a) the President and Chief Executive Officer of the Company and
(b) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 1999.

                           SUMMARY COMPENSATION TABLE

                                                              Long-Term
                                                             Compensation
                                      Annual                 ------------
                                   Compensation         Securities   All Other
         Name and                  ------------         Underlying   Compen-
    Principal Position  Year    Salary($)  Bonus($)     Options(#)   sation($)
    ------------------  ----    ---------  --------     ----------   ---------
C. W. Mueller,          1999     580,000    206,000       75,300      45,850 (1)
President and Chief     1998     550,000    198,000       63,800      53,751
Executive Officer,      1997     500,000    155,000       23,000      45,723
Ameren, Union Electric
and Ameren Services
Company; Chairman
of Ameren <F2>

D. E. Brandt            1999     292,000     78,800       27,900      35,781<F1>
Senior Vice President,  1998     274,000     79,000       25,800      31,947
Ameren, Union Electric  1997     254,000     64,000        7,800      27,580
and Ameren Services
Company

G. L. Randolph          1999     236,000     47,800       10,700      6,833 (1)
Vice President and      1998     220,000     47,000        9,700      6,294
Chief Nuclear Officer   1997     192,000     38,000        3,400      5,953

T. R. Voss              1999     190,000     50,800       10,700      6,728 (1)
Senior Vice President,  1998     142,000     23,000        3,350      4,164
Customer Services;      1997     117,200      9,800        1,070      3,631
Senior Vice President,
CIPS and Ameren
Services Company <F2>

S. R. Sullivan          1999     190,000     40,600       10,700      4,624 (1)
Vice President, General 1998      98,000     21,000        5,300      1,075 (3)
Counsel and Secretary;  1997        -           -            -          -   (3)
and Vice President,
General Counsel and
Secretary, Ameren, CIPS
and Ameren Services
Company <F2>

<F1> Amounts  include  (a)  matching  contributions  to the 401(k)  plan and (b)
     above-market earnings on deferred compensation, as follows:

                                       (a)           (b)

                  C. W. Mueller      $4,800        $41,050
                  D. E. Brandt        5,313         30,468
                  G. L. Randolph      5,706          1,127
                  T. R. Voss          6,099            629
                  S. R. Sullivan      4,295            329

<F2> Includes compensation received as an officer of Ameren and its subsidiaries including the Company.
<F3> Mr. Sullivan  commenced his employment with Ameren and its  subsidiaries on
     June 16, 1998.


                              OPTION GRANTS IN 1999


                    Number of      % of Total                           Grant
                     Shares         Options                              Date
                   Underlying      Granted to   Exercise                Present
                    Options        Employees     Price     Expiration   Value<F2>
      Name         Grante<F1>       in 1999     ($/Sh)        Date        ($)
      ----         ----------       -------     ------        ----        ---
C. W. Mueller        75,300          9.8        36.625     2/12/09    354,663
D. E. Brandt         27,900          3.63       36.625     2/12/09    131,409
G. L. Randolph       10,700          1.39       36.625     2/12/09     50,397
T. R. Voss           10,700          1.39       36.625     2/12/09     50,397
S. R. Sullivan       10,700          1.39       36.625     2/12/09     50,397

<F1> Options vest 25%  annually  beginning  February  12, 2001.  Options are not transferable.
<F2> The Grant Date Present  Values were  determined  using the binomial  option pricing model, a derivative of the Black-Scholes option pricing model. Assumptions used for the model are as follows: an option term of ten years, stock volatility of 18.80%, a dividend yield of 6.51%, risk-free interest rate of 5.44%, and a vesting restrictions discount rate of 3% per year over the five-year vesting period. The Grant Date Present Value calculation is presented in accordance with SEC proxy requirements, and the Company has no way to determine whether the pricing model can properly determine the value of an option. There is no assurance that the value, if any, that may be realized by the optionee unless the stock price increases from the exercise price, in which case shareholders would benefit commensurately.



                       AGGREGATED OPTION EXERCISES IN 1999
                               AND YEAR-END VALUES


                                                                                  Value of
                                                 Unexercised                    In-the-Money
                  Shares        Value              Options                        Options
                 Acquired      Realized         at Year End(#)                 at Year End($)
                    on                          --------------                 --------------
     Name        Exercise(#)       $      Exercisable    Unexercisable    Exercisable Unexercisable
     ----       -----------     -------   -----------    -------------    ----------- -------------

C. W. Mueller       -              -         25,925         169,175            -           -

D. E. Brandt        -              -          9,550          64,350            -           -

G. L. Randolph      -              -          3,675          24,725            -           -

T. R. Voss          -              -          1,207          15,443            -           -

S. R. Sullivan      -              -            -            16,000            -           -


Ameren Retirement Plan

     Most salaried employees of Ameren and its subsidiaries earn benefits under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's pensionable earnings for the year. Pensionable earnings equals base pay, overtime and annual bonuses, which are equivalent to amounts shown as "Annual Compensation" in the Summary Compensation Table. The applicable percentage is based on the participant's age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant's account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant's Age     Regular Credit for     Transition Credit
on December 31     Pensionable Earnings*   Pensionable Earnings    Total Credits
--------------     ---------------------   --------------------    -------------
Less than 30                3%                      1%                   4%

30 to 34                    4%                      1%                   5%

35 to 39                    4%                      2%                   6%

40 to 44                    5%                      3%                   8%

45 to 49                    6%                     4.5%                 10.5%

50 to 54                    7%                      4%                   11%

55 and over                 8%                      3%                   11%


* An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.

     These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bonds for the previous October, plus 1%. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. When a participant terminates employment, the amount credited to the participant's account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

     In certain cases pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. A
Supplemental Retirement Plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Code limitations were not in effect and the reduced benefit payable as a result of such Code limitations. The plan is unfunded and is not a qualified plan under the Internal Revenue Code.

     The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each executive officer listed if he were to retire at age 65 at his 1999 base salary and annual bonus, and payments were made in the form of a single life annuity.

          Name             Year of 65th Birthday     Estimated Annual Benefit
          ----             ---------------------     ------------------------
      C. W. Mueller              2003                         $430,000

      D. E. Brandt               2019                          273,000

      G. L. Randolph             2013                          192,000

      T. R. Voss                 2012                          151,000

      S. R. Sullivan             2025                          156,000


Change of Control Severance Plan

     Under the Ameren Corporation Change of Control Severance Plan, designated officers of Ameren and its subsidiaries, including current officers of the Company named in the Summary Compensation Table, are entitled to receive severance benefits if their employment is terminated under certain circumstances within three years after a "change of control". A "change of control" occurs, in general, if (i) any individual, entity or group acquires 20% or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of Ameren, or who have been approved by a majority of the Board, cease for any reason to constitute a majority of the Board; or (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding Common Stock and voting securities of Ameren and the membership of its Board of Directors.

     Severance benefits are based upon a severance period of two or three years, depending on the officer's position. An officer entitled to severance will receive the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination, and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren's qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and (f) reimbursement for any excise tax imposed on such benefits as excess payments under the Internal Revenue Code.


                             INDEPENDENT ACCOUNTANTS

     The Company has not selected its independent accountants for 2000. This selection is expected to be made by the Board of Directors of Ameren Corporation after the Auditing Committee of that Board has reviewed the prior year's audit report with representatives of the independent accountants for such year. After such review, the Auditing Committee will recommend to that Board for its approval the selection of independent accountants for 2000 and the fees to be paid for the regular annual audit.

     PricewaterhouseCoopers LLP served as the Company's independent accountants in 1999. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy material for the Company's 2001 Annual Meeting of Stockholders must be received by December 1, 2000.

     In addition, under the Company's By-Laws, stockholders who intend to submit a proposal in person at an Annual Meeting, or who intend to nominate a director at a Meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the Meeting. A copy of the By-Laws can be obtained by written request to the Secretary of the Company.

                                  MISCELLANEOUS

     In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by officers, directors and key employees of the Company on a voluntary basis without compensation. The Company will bear the cost of soliciting proxies on its behalf.

UNION ELECTRIC COMPANY
P. O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149                            PROXY
________________________________________________________________________________


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2000


The undersigned hereby appoints CHARLES W. MUELLER and STEVEN R. SULLIVAN, and either of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of UNION ELECTRIC COMPANY represented hereby at the Annual Meeting of Stockholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 25, 2000 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of stockholders.

  NOMINEES FOR DIRECTOR - PAUL A. AGATHEN, WARNER L. BAXTER, DONALD E. BRANDT,
                          CHARLES W. MUELLER AND GARY L. RAINWATER


PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE hereof and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.



                                SEE REVERSE SIDE



                   - - THANK YOU FOR YOUR PROMPT ATTENTION - -

                            v FOLD AND DETACH HERE v



/ x / Please mark votes          This proxy will be voted as specified below. If
      as in this example.        no direction is made, this proxy will be voted
                                 FOR all nominees listed on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.

            FOR all nominees          WITHHOLD AUTHORITY
            (except as listed         all nominees               ATTENDANCE CARD
            below)                                                   REQUESTED

ITEM 1          /    /                      /    /                     /   /
ELECTION OF
DIRECTORS

FOR ALL EXCEPT:______________________________


                                   [AMERENUE LOGO]

                                                                         SEE
                                         DATED________________2000   REVERSE
                                                                        SIDE


                        _____________________________________________
                        SIGNATURE - Please sign exactly as name appears hereon.

                        _____________________________________________
                        CAPACITY (OR SIGNATURE IF HELD JOINTLY)

                        Shares registered in the name of a Custodian or Guardian must be signed by such. Executors, administrators, trustees, etc. should so indicate when signing.